UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 2, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 2, 2010, Retail Opportunity Investments Corp. (the "Company") announced the completion of the acquisition of the Phillips Ranch Shopping Center (the "Phillips Ranch Property"), a neighborhood center located in Pomona, California, for an aggregate purchase price of $7.39 million, a portion of the proceeds of which was used to extinguish an existing $18.5 million deed of trust on the Phillips Ranch Property.  The Phillips Ranch Shopping Center was acquired by ROIC Phillips Ranch, LLC, pursuant to a purchase and sale agreement, dated February 2, 2010 (the "Purchase Agreement"), by and among CMP Phillips Associates, LLC and MCC Phillips, LLC (the "Seller"), as seller, and ROIC Phillips Ranch, LLC, as purchaser.  The Purchase Agreement contains terms, conditions, covenants, and seller's representations and warranties that are customary and typical for a transaction of this nature.  The Phillips Ranch Property is a 125,554 square foot neighborhood center, which is currently 72% leased, which the Company plans to reposition.  An estimated population of 355,000 with a median household income of $66,000 resides within a five-mile radius of the Phillips Ranch Property.

Pursuant to the Limited Liability Company Agreement of ROIC Phillips Ranch, LLC (the "LLC Agreement") dated February 2, 2010, the Company's operating partnership holds a 99.97% and MCC Realty III, LLC ("MCC Realty"), an affiliate of the Seller, a .03% Class A membership interest  in ROIC Phillips Ranch, LLC.  The Class A membership interest entitles the holders thereof to distributions of net available cash equal to a 12% preferred return on their capital contributions and thereafter pro rata distributions based on their respective Class A membership interests. MCC Realty also holds 100% of the Class B membership interest of ROIC Phillips Ranch, LLC which entitles MCC Realty to a deferred profits interest, during certain specified periods, equal to any amount by which (1) the annualized net operating income of ROIC Phillips Ranch, LLC divided by 11.8% exceeds (2) the aggregate costs of the acquisition and certain other expenditures and credits related to ROIC Phillips Ranch together with the costs of the Company and its affiliates in relation to the acquisition of ROIC Phillips Ranch, LLC. The deferred profits interest is distributed first to the Seller by a distribution of a portion of a promissory note in the original principal amount of $1.2 million in favor of the Seller which was transferred to a subsidiary of ROIC Phillips Ranch, LLC concurrently with the acquisition of the Phillips Ranch Property.

Additionally, the Company's operating partnership serves as the managing member of, and has sole rights to manage, ROIC Phillips Ranch, LLC.

The material terms of the Purchase Agreement are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On February 2, 2010, the Company announced the completion of the acquisition of three grocery and drug store anchored centers, including the Phillips Ranch Property (collectively, the "Properties"), with an aggregate purchase price of $31.54 million. The press release announcing the closing of the acquisition of the Properties is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable

(b)           Pro Forma Financial Information.

Not applicable

(d)           Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated February 2, 1010 among ROIC Phillips Ranch, LLC, CMP Phillips Associates, LLC, MCC Realty III, LLC and First American Title Insurance Company.

99.1	Press release of Retail Opportunity Investments Corp. dated February 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated:  February 8, 2010                                                                      By:  /s/ John B. Roche
John B. Roche
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated February 2, 1010 among ROIC Phillips Ranch, LLC, CMP Phillips Associates, LLC, MCC Realty III, LLC and First American Title Insurance Company.

99.1	Press release of Retail Opportunity Investments Corp. dated February 2, 2010.